IMPORTANT NOTICE ON REVERSE SIDE

                            DELAWARE

Number                                                     Shares
001                                                        50,000
                        Picture of Eagle


                        SA HOLDINGS, INC.


     THIS CERTIFIES THAT Howard Maddera is the owner of 50,000 Series B Cumulative Convertible fully paid and non-assessable Shares Preferred Stock, Par Value $.00001 per Share transferrable only upon the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this 31st day of July A.D. 1995.

______________________________     ______________________________
John Ebert, Secretary              Jack W. Matz, President

_________________________________________________________________

LEGEND ON REVERSE SIDE

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR PRIVATE INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.
SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.